Exhibit 99.4

LARRY H. MILLER DEALERSHIPS

Condensed Combined Financial Statements

Nine Months Ended September 30, 2021 and 2020

LARRY H. MILLER DEALERSHIPS

Condensed Combined Balance Sheets

(unaudited)

(In thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$83,628	46,150
Accounts receivable, net	169,634	206,620
Inventories	372,138	677,578
Other current assets	6,408	6,716

Total current assets	631,808	937,064
Property and equipment, net	31,489	33,510
Goodwill	86,350	86,350
Franchise value	174,194	174,694

Total assets	$923,841	1,231,618

Liabilities and Equity
Current liabilities:
Floorplan notes payable – trade	$9,030	45,843
Floorplan notes payable – nontrade	173,194	381,358
Trade payables	80,270	66,231
Accrued liabilities	109,393	81,838
Incentive bonus plan	20,798	19,427
Due to related parties	40,145	163,217
Notes payable to related parties, current portion	5,844	8,709

Total current liabilities	438,674	766,623
Other liabilities	32,500	28,829
Notes payable to related parties	2,824	5,249

Total liabilities	473,998	800,701

Equity:
Common stock	2,517	2,517
Additional paid-in capital	432,536	430,294
Treasury stock	(1,894)	(1,894)
Retained earnings and owners’ earnings	16,684	—

Total equity	449,843	430,917

Total liabilities and equity	$923,841	1,231,618

See accompanying notes to condensed combined financial statements.

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LARRY H. MILLER DEALERSHIPS

Condensed Combined Statements of Income

(unaudited)

(In thousands)

	Nine Months Ended
	September 30, 2021	September 30, 2020

Revenues:
New vehicle	$2,151,173	1,778,397
Used vehicle retail	1,084,832	858,447
Used vehicle wholesale	340,386	292,492
Service, body and parts	520,432	461,539
Fleet	104,276	88,947
Finance and insurance, net	191,006	154,917
Other	1,773	620

Total revenues	4,393,878	3,635,359

Cost of sales:
New vehicle	1,911,066	1,654,930
Used vehicle retail	916,501	730,699
Used vehicle wholesale	325,252	282,989
Service, body and parts	298,073	261,950
Fleet	97,860	85,638

Total cost of sales	3,548,752	3,016,206

Gross profit	845,126	619,153
Selling, general and administrative	598,385	489,440
Depreciation and amortization	5,843	6,900

Operating income	240,898	122,813
Floorplan interest expense	(3,990)	(10,247)
Other income, net	999	280

Net income	$237,907	112,846

See accompanying notes to condensed combined financial statements.

3

LARRY H. MILLER DEALERSHIPS

Condensed Combined Statements of Equity

(unaudited)

(In thousands)

Nine months ended September 30, 2020

	Common stock	Additional paid-in capital	Treasury stock	Retained earnings and owners’ earnings	Total equity
Balance at December 31, 2019	2,517	382,210	(1,894)	—	382,833
Net income	—	—	—	112,846	112,846
Capital contributions	—	58,159	—	808	58,967
Dividends	—	—	—	(112,305)	(112,305)

Balance at September 30, 2020 $	$2,517	440,369	(1,894)	1,349	442,341

Nine months ended September 30, 2021

	Common stock	Additional paid-in capital	Treasury stock	Retained earnings and owners’ earnings	Total equity
Balance at December 31, 2020	2,517	430,294	(1,894)	—	430,917
Net income	—	—	—	237,907	237,907
Capital contributions	—	2,242	—	1,372	3,614
Dividends	—	—	—	(222,595)	(222,595)

Balance at September 30, 2021 $	$2,517	432,536	(1,894)	16,684	449,843

See accompanying notes to condensed combined financial statements.

4

LARRY H. MILLER DEALERSHIPS

Condensed Combined Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income	$237,907	112,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,843	6,900
Net gain on asset sales and dispositions and sale of dealerships	(231)	(169)
Decrease in assets, net of acquisitions and dispositions:
Accounts receivable, net	36,986	14,120
Inventories	301,491	248,380
Other current assets	308	1,901
Increase (decrease) in liabilities, net of acquisitions and dispositions:
Floorplan notes payable – trade	(36,813)	(20,133)
Trade payables	14,038	10,984
Accrued and other liabilities	31,320	23,481
Incentive bonus plan	1,371	1,838

Net cash provided by operating activities	592,220	400,148

Cash flows from investing activities:
Capital expenditures	(4,114)	(3,156)
Proceeds from asset sales and dispositions	275	505
Proceeds from sale of dealership	975	—
Cash paid for purchase of dealerships	—	(46,974)

Net cash used in investing activities	(2,864)	(49,625)

Cash flows from financing activities:
Net repayment on floorplan notes payable – nontrade, net of acquisitions and dispositions	(204,535)	(161,385)
Net change in due to related parties	(123,072)	(102,615)
Principal payments on notes payable to related parties	(7,047)	(3,935)
Principal payments on note payable to owners	—	(768)
Proceeds from issuance of notes payable to related parties	1,757	1,102
Capital contributions	3,614	58,967
Dividends paid	(222,595)	(112,305)

Net cash used in financing activities	(551,878)	(320,939)

Change in cash and cash equivalents	37,478	29,584
Cash and cash equivalents at beginning of period	46,150	17,733

Cash and cash equivalents at end of period	$83,628	47,317

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,682	11,873

See accompanying notes to condensed combined financial statements.

5

LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(1)	Organization and Summary of Significant Accounting Policies

(a)	Business Overview

The Larry H. Miller Dealerships (collectively, the Company) is engaged in the retail automotive industry with dealership operations in Utah, Arizona, New Mexico, Colorado, Idaho, California and Washington. The Company operates 54 new car dealerships under franchise agreements with a number of automotive manufacturers. In accordance with individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The manufacturers have a significant influence on the operations of the Company.

The Company’s dealerships sell new and used vehicles, vehicle maintenance and repair services, vehicle parts, extended service contracts, vehicle protection products and aftermarket products. The Company also operates seven used car dealerships, 11 collision centers, and a used vehicle wholesale business. The Company also provides management services to other new vehicle franchised dealers. The management fees earned from these services are included as other revenues in the combined statements of income.

(b)	Basis of Presentation

The accompanying unaudited condensed combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) from the consolidated financial statements and accounting records of the Company using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company to demonstrate the Company’s condensed combined historical financial position, results of operations, and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These condensed combined financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position, the results of operations, and cash flows of the Company for the periods presented. All intercompany balances and transactions within the Company’s condensed combined financial statements have been eliminated. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

The accompanying unaudited condensed combined financial statements reflect the results of operations, the financial position and the cash flows for all dealership related entities owned by the Larry H. Miller Family (the Miller Family or Owners).

(c)	Concentrations of Risk and Uncertainties

The Company enters into Franchise Agreements with the manufacturers. The Franchise Agreements generally limit the location of the dealership and provide the auto manufacturer approval rights over changes in dealership management and ownership. The auto manufacturers are also entitled to terminate the Franchise Agreements if the dealership is in material breach of the terms. The Company’s ability to expand operations depends, in part, on obtaining consents of the manufacturers for the acquisition of additional dealerships.

The Company is subject to a concentration of risk in the event of financial distress, including potential reorganization or bankruptcy, of a major vehicle manufacturer. The Company purchases substantially

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LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

all new vehicles from various manufacturers or distributors at the prevailing prices available to all franchised dealers. The Company’s sales volume could be materially adversely impacted by the manufacturers’ or distributors’ inability to supply the stores with an adequate supply of vehicles. The largest vehicle manufacturers represented by the Company are Stellantis, N.V. (Chrysler) and Toyota Motor Sales, USA (Toyota). The Company’s Chrysler and Toyota stores represented 33.4% and 28.8% and 35.0% and 28.0% of new vehicle unit sales for the nine months ended September 30, 2021 and 2020, respectively. The Company’s Chrysler, General Motors (GM) and Ford (collectively, the Domestic Manufacturers) stores represented 44.8% and 47.7% of new vehicle unit sales for the nine months ended September 30, 2021 and 2020, respectively.

The Company receives incentives and rebates from manufacturers, including cash allowances, financing programs, discounts, holdbacks and other incentives. These incentives are recorded as receivables on the combined balance sheets until payment is received. The Company’s financial condition could be materially adversely impacted by the manufacturers’ or distributors’ inability to continue to offer these incentives and rebates at substantially similar terms, or to pay outstanding receivables. Total receivables from manufacturers were $14.5 million and $24.4 million as of September 30, 2021 and December 31, 2020, respectively.

(d)	Use of Estimates

The preparation of the condensed combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the condensed combined financial statements and related notes to the condensed combined financial statements. Changes in such estimates may affect amounts reported in future periods.

Estimates are used in the calculation of certain reserves maintained for charge-backs on estimated cancellations of service contracts; guaranteed asset protection (GAP) contracts; and finance fees from customer financing contracts. The Company also uses estimates in the calculation of various expenses, accruals and reserves, including anticipated workers’ compensation premium expenses related to a retrospective cost policy, anticipated losses related to self-insurance components of their property and casualty insurance and discretionary employee bonuses. The Company also makes certain estimates regarding the assessment of the recoverability of goodwill, long-lived assets and indefinite lived intangible assets.

7	(Continued)

LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(2)	Accounts Receivable, Net

Accounts receivable, net consisted of the following (in thousands):

	September 30, 2021	December 31, 2020

Contracts in transit	$86,869	108,612
Vehicle receivables	32,851	43,422
Manufacturer receivables	14,463	24,363
Trade receivables	35,790	30,318
Other	280	411

	170,253	207,126
Less allowance for doubtful accounts	(619)	(506)

	$169,634	206,620

(3)	Inventories

Inventories consisted of the following (in thousands):

	September 30, 2021	December 31, 2020

LIFO valued inventories:
New vehicles	$100,970	341,349
Excess of cost over LIFO valued inventories	(6,238)	(21,044)

Total LIFO valued inventories	94,732	320,305
New vehicles	74,107	176,651
Used vehicles	133,485	110,106
Program and rental vehicles	21,270	26,743
Parts, accessories and other	48,544	43,773

Total inventories	$372,138	677,578

New vehicle inventory cost is generally reduced by manufacturer holdbacks and incentives, while the related floorplan notes payable are reflective of the gross cost of the vehicle, as measured by manufacturer invoice. As of September 30, 2021 and December 31, 2020, the carrying value of new vehicle inventory had been reduced by $1.0 million and $4.4 million, respectively, for assistance received from manufacturers.

8	(Continued)

LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(4)	Property and Equipment, Net

Property and equipment, net consisted of the following (in thousands):

	September 30, 2021	December 31, 2020
Furniture, signs and fixtures	$38,125	38,611
Service and parts equipment	35,050	33,476
Company vehicles	6,812	6,293
Leasehold improvements	5,193	5,193
Construction in progress	1,280	482

	86,460	84,055
Less accumulated depreciation and amortization	(54,971)	(50,545)

Total inventories	$31,489	33,510

Total depreciation and amortization for the nine months ended September 30, 2021 and 2020 was $5.8 million and $6.6 million, respectively.

(5)	Goodwill and Franchise Value

There was no change in goodwill during the nine-months ended September 30, 2021. Goodwill increased by $16.0 million as a result of acquisitions during the nine-months ended September 30, 2020.

There was a $0.5 million decrease in franchise value as a result of disposals during the nine-months ended September 30, 2021. Franchise value increased by $24.0 milllion as a result of acquisitions during the nine-months ended September 30, 2020.

(6)	Floorplan Notes Payable

The Company currently has relationships with a number of banks and manufacturer affiliated finance companies. These companies provide new and used vehicle floorplan financing.

The floorplan notes payable bear interest, payable monthly on the outstanding balance, at a rate of interest that varies by provider. The vehicle floorplan notes are payable on demand and are typically paid upon the sale of the related vehicle. As such, these floorplan notes payable are shown as current liabilities in the accompanying combined balance sheets. Vehicles financed by lenders not directly associated with the manufacturer are classified as floorplan notes payable – nontrade and are included as a financing activity in the accompanying combined statements of cash flows. Vehicles financed by lenders directly associated with the manufacturer are classified as floorplan notes payable – trade and are included as an operating activity in the accompanying combined statements of cash flows.

The weighted average interest rate on the floorplan facilities was 1.45% and 1.48% at September 30, 2021 and December 31, 2020, respectively.

9	(Continued)

LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

Floorplan notes payable are generally guaranteed by each dealership that borrows from each bank or finance company. Floorplan notes payable are secured by new vehicle inventory, used vehicle and parts inventory, equipment, deposit accounts, contracts in transit, vehicle receivables and accounts receivable. The flooring agreements provide for events of default that include nonpayment, breach of covenants, a change of control and certain financial measurements. In the event of a default, the flooring agreements provide that the lenders may declare the entire principal balance immediately due, foreclose on collateral and increase the applicable interest rate to the revolving loan rate plus up to 4% per annum, among other remedies.

The Company maintains cash management deposit relationships with certain floorplan providers. As of September 30, 2021 and December 31, 2020, $86.3 million and $211.0 million, respectively, is on deposit in these cash management accounts, which is recorded as a reduction to the floorplan notes payable in the accompanying condensed combined balance sheets.

(7)	Related Party Transactions

(a)	Due to Related Parties

The Company borrows various amounts from related parties. Interest expense recorded related to due to related parties was $0.8 million and $1.5 million for the nine months ended September 30, 2021 and 2020, respectively. The amounts owed to, and the terms of the borrowings from, these related parties are summarized in the following table (in thousands):

	September 30, 2021	December 31, 2020
Unsecured cash management demand borrowings to related parties. Bears interest at a variable rate (0.78% and 0.64% at September 30, 2021 and December 31, 2020, respectively)	$40,145	163,217

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LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(b)	Notes Payable to Related Parties

The Company holds notes payable to related parties. Interest expense recorded related to notes payable to related parties was $0.4 million and $0.6 million for the nine months ended September 30, 2021 and 2020, respectively. The amounts and terms of notes payable to related parties are summarized in the following table (in thousands):

	September 30, 2021	December 31, 2020
Unsecured demand note payable from a dealership to a minority shareholder. Bears interest at the dealership flooring rate (2.58% and 2.64% at September 30, 2021 and December 31, 2020, respectively)	1,200	300
Unsecured demand note payable to Landcar Agency. Bears interest at a rate of 1.0% annum	—	4,032
Demand notes payable to Miller Management Company. Bears interest at a variable rate of 1.38% and 1.44% at September 30, 2021 and December 31, 2020, respectively	1,304	444
Notes payable from Miller Automotive Operations to Miller Management Company bears interest at variable rates (ranging from 2.14% and 4.78%, at September 30, 2021 and December 31, 2020)	6,164	9,182

Total notes payable to related parties	8,668	13,958
Less current portion	(5,844)	(8,709)

Noncurrent notes payable to related parties	$2,824	5,249

(c)	Incentive Bonus Plan

Certain of the general managers of dealerships owned by the Company participate in an incentive bonus plan. Under the terms of this arrangement, these general managers will pay an amount to the Company as determined by management. This amount paid represents the general manager buy-in to the performance of the dealership and enables the general manager to earn 10% of the earnings of the dealership based on a specified formula. These amounts paid to the Company do not increase or decrease in value and are payable to the general manager in the event of termination of their position with the Company. While the Company does not currently expect these amounts to be repaid in the in the next twelve months, due to the nature of this liability, the Company has reflected the amount as a current obligation on the accompanying condensed combined balance sheets. The amount owing to general managers participating in this incentive bonus plan was $20.8 million and $19.4 million at September 30, 2021 and December 31, 2020, respectively. Amounts earned by the general managers under this plan are included as a component of selling, general and administrative expenses in the accompanying condensed combined statements of income and totaled $19.1 million and $9.3 million during the nine months ended September 30, 2021 and 2020, respectively.

11	(Continued)

LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(d)	Real Estate Leases with Affiliated Real Estate Companies

The Company leases the majority of its facilities under noncancelable operating leases from Miller Family Real Estate, Jordan Commons, and Larry H. Miller Corporation – Boise. These entities are all owned and controlled by the Miller Family. These leases expire between December 1, 2021 and December 31, 2034. These lease commitments are subject to escalation clauses of an amount equal to the change in the consumer price index.

Rental expense for these operating leases with related parties was $45.3 million and $45.1 million during the nine months ended September 30, 2021 and 2020, respectively. This amount is included as a component of selling, general and administrative expenses in the accompanying condensed combined statements of income.

(e)	Furniture, Fixture and Equipment Leases with Affiliated Real Estate Companies

The Company leases a portion of its furniture, fixtures and equipment under operating leases from Miller Family Real Estate.

Rental expense for all furniture, fixtures and equipment leases was $0.2 million and $1.0 million during the nine months ended September 30, 2021 and 2020, respectively. These amounts are included as a component of selling, general and administrative expenses in the accompanying condensed combined statements of income.

(f)	Transactions with Affiliated Insurance and Service Contract Companies

The Company sells extended service, maintenance and vehicle theft reduction contracts for automobiles underwritten by Landcar Agency, Inc. (dba Total Care Auto), an affiliated entity owned and controlled by the Miller Family. During the nine months ended September 30, 2021 and 2020, respectively, the Company earned commissions of $78.1 million and $67.3 million selling service contracts, commissions of $7.1 million and $7.2 million selling guaranteed auto protection and commissions of $16.5 million and $11.3 million selling vehicle theft reduction products.

The Company sells vehicle protection warranty contracts and products for automobiles. These contracts are underwritten by Landcar Century, Inc. During the nine months ended September 30, 2021 and 2020, the Company earned commissions of $29.4 million and $23.3 million, respectively, selling these products.

(g)	Advertising Services

Saxton-Horne Advertising, an affiliate owned by the Miller Family, provided advertising services to the Company. The Company incurred expenses of $25.3 million and $18.2 million for these services during the nine months ended September 30, 2021 and 2020, respectively.

(h)	Management Services

The Company paid management services fees to Miller Management Company, Inc. (MMC), an affiliate management company owned by the Miller Family. During the nine months ended September 30, 2021 and 2020, the Company paid MMC $46.9 million and $26.7 million, respectively, for the management services provided.

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LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(8)	Commitments and Contingencies

(a)	Leases

The Company leases certain of their facilities under noncancelable operating leases with unrelated parties. These leases expire at various dates through February 1, 2029. Certain lease commitments contain fixed payment increases at predetermined intervals over the life of the lease, while other lease commitments are subject to escalation clauses of an amount equal to the change in the consumer price index. Lease expense is recognized on a straight-line basis over the life of the lease.

Rental expense for all operating leases with unrelated parties was $4.0 million and $4.8 million during the nine months ended September 30, 2021 and 2020, respectively. This amount is included as a component of selling, general and administrative expenses in the accompanying condensed combined statements of income.

(b)	Other Liabilities

The Company has recorded a reserve of $32.5 million and $28.0 million as of September 30, 2021 and December 31, 2020, respectively, for estimated contractual obligations related to potential charge-backs for vehicle service contracts and other various insurance contracts that are terminated early by the customer. These amounts are included in other liabilities in the accompanying condensed combined balance sheets.

(c)	Regulatory Compliance

The Company is subject to numerous state and federal regulations common in the automotive sector that cover retail transactions with customers and employment and trade practices. The Company does not anticipate that compliance with these regulations will have an adverse effect on their business, combined results of operations, financial condition or cash flows, although such outcome is possible given the nature of our operations and the legal and regulatory environment affecting our business.

(d)	Litigation

The Company is party to legal proceedings arising in the normal course of business. In the opinion of management, the resolution of legal proceedings arising in the normal course of business will not have a material adverse effect on their combined business, results of operations, financial condition, or cash flows.

(e)	Environmental Matters

The Company monitors for the presence of hazardous or toxic substances. Management is not aware of any environmental liability with respect to the Company that would have a material adverse effect on the Company’s combined business, assets, or results of operations; however, there can be no assurance that such a material environmental liability does not exist. The existence of any such environmental liability could have an adverse effect on the Company’s combined financial position, results of operations, or cash flows.

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LARRY H. MILLER DEALERSHIPS

Notes to Condensed Combined Financial Statements

(unaudited)

(f)	Self-Insurance

The Company partially self-insures against certain general liability claims. Specifically, the Company carries a $250,000 deductible on general liability claims. The Company carries aggregate stop-loss insurance that limits total losses at certain pre-defined levels. Additionally, the Company is subject to claims lag resulting from timing differences between the occurrence of a claim and the time that the claim is reported and paid. Accordingly, the Company has accrued $2.9 million and $3.6 million for losses incurred under these self-insured programs as of September 30, 2021 and December 31, 2020, respectively.

(9)	Acquisitions and Dispositions

On February 3, 2020, the Company acquired a Chevrolet dealership and Chrysler Jeep dealership in Albuquerque, New Mexico. The purchase price of the acquisitions was $47.0 million, which was paid in cash. The primary purpose for the acquisitions was to increase the Company’s dealership presence in the New Mexico market and diversify the Company’s dealership mix.

The results of operations of the acquired stores have been included in the condensed combined financial statements since the date of acquisition. The following table summarizes the consideration paid and estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands):

2020
Inventory	$21,723
Goodwill	16,000
Franchise value	24,000
Property and equipment	2,053
Trade payables and accrued liabilities	(706)
Floorplan note payable - nontrade	(16,096)

Total	$46,974

On January 21, 2021, the Company sold the assets of a Nissan dealership in Corona, California. The Company received $1.0 million in cash for the sale of $1.0 million of assets, net of outstanding balances under the floorplan notes payable.

(10)	Subsequent Events

The Company has evaluated subsequent events through October 25, 2021, which is the date these unaudited condensed combined financial statements were available to be issued.

On September 29, 2021, it was announced that the Asbury Automotive Group entered into a definitive agreement to acquire the Company from the Miller Family as part of a broader transaction to purchase the Company and related assets.

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